November 28, 2005

Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549
ATTN: John Grzeskiewicz
Jeff Long

Re: Dreyfus Investment Grade Fund
Post-Effective Amendment No. 28 to Registration Statement on Form N1-A
REGISTRATION NOS: 811-6718 33-48926

Ladies and Gentlemen:

The undersigned hereby requests that the effective date for the above-referenced
Post-Effective Amendment to the Registration Statement be accelerated so that it will become effective on December 1, 2005 at 9:00 a.m., New York time, or as soon thereafter as may be practicable.

Very truly yours,

Dreyfus Investment Grade Fund

/s/ Michael A. Rosenberg

Michael A. Rosenberg,
Vice President and Secretary

November 28, 2005

Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549
ATTN: John Grzeskiewicz
Jeff Long

Re: Dreyfus Investment Grade Fund
Post-Effective Amendment No. 28 to Registration Statement on Form N1-A
REGISTRATION NOS: 811-6718 33-48926

Ladies and Gentlemen:

As principal underwriter of the securities of the above-mentioned investment company (the ‘Fund”), we hereby join the Fund in requesting that the effective date for the Fund’s Post-Effective Amendment No. 28 to the Registration Statement be
accelerated so that it will become effective on December 1, 2005 at 9:00 a.m., New York time, or as soon thereafter as may be practicable.

Very truly yours,

DREYFUS SERVICE CORPORATION

/s/ JAMES BITETTO

James Bitetto,
Vice President and Assistant Secretary

November 28, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention:	John Grzeskiewicz
Division of Investment Management

Re:	Dreyfus Investment Grade Fund (811-6718)

Dear Mr. Grzeskiewicz:

In connection with its request that the effectiveness of the post-effective amendments to the registration statements (the “Registration Statements”) of the above-
referenced fund be accelerated, the Fund hereby states the following:

(i) The Fund acknowledges that in connection with the comments made by the staff of the Commission on the Registration Statement, the staff has not passed generally on the accuracy or adequacy of the disclosure made in the Registration Statement;

(ii) The Fund acknowledges that the acceleration of the effectiveness of its
Registration Statement does not relieve the Fund of its responsibility for adequate and accurate disclosure in the Registration Statement; and

(iii) The Fund represents that it will not assert as a defense in an action by the
Commission or any other party the fact that the effectiveness of its Registration
Statement was accelerated by the Commission.

Sincerely,

/s/ Michael A. Rosenberg
Michael A. Rosenberg
Vice President and Secretary to the
above-referenced fund